OAK RIDGE MICRO-ENERGY, INC. (OTC.BB: OKME)

Oak Ridge Micro-Energy, Inc. signs leading global battery technologist as CTO.

Melbourne, Florida, August 14, 2013

Oak Ridge Micro-Energy, Inc. (OTC.BB: OKME) announces the signing of leading global battery technologist, Craig R. Nelson, as Chief Technology Officer.

With over 35 years in high technology, including 20 years of experience in the global battery technology sector, Craig has extensive experience in battery design, manufacturing, marketing and the design, construction and operation of automated battery manufacturing machinery. His skill set and experience perfectly match OKME’s business development strategy.

Mr. Craig R. Nelson, clearly enthused about his appointment, provided the following comment:

“I have been fortunate to be involved in many of the leading corporations in the battery sector from start-ups to large corporations. In all my years I have never been as excited about a company’s future as I am with Oak Ridge. As one of the only 100% US based battery companies, we are proudly manufacturing the safest and some of the highest performing Lithium Ion batteries in the world, which are presently undergoing commercial testing.  Our Solid State program is second to none, with commercial results expected in early 2014.  Watch this space!”

OKME’s CEO and President Jeffrey Flood complimented Craig’s comment with the following statement:

“Craig’s signing is the first in a series of strategic recruitments and acquisitions for Oak Ridge. The next six months will see some very significant developments with our progress to date in both our Solid State and Lithium Ion operations, placing us well ahead of our business development pathway.”

ENDS

Investor Relations:

David Floor, Oak Ridge Micro-Energy, Inc.: Telephone (801) 554-0090 d.floor@oakridgeenergytech.com

Disclaimer

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Press Release. We cannot assure you that the forward-looking statements in this Press Release will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Press Release completely, and review all of the information about the Company contained in its reports or registration statements on file with the SEC in considering the matters discussed herein. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

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